As filed with the Securities and Exchange Commission on October 6, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

EVEREST RE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	N/A (I.R.S. Employer Identification No.)

Wessex House – 2nd Floor

45 Reid Street

P. O. Box HM 845

Hamilton, HM DX, Bermuda

(441) 295-0006

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Stephen L. Limauro

Everest Global Services, Inc.

477 Martinsville Road

P.O. Box 830

Liberty Corner, New Jersey 07938-0830

(908) 604-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

EVEREST REINSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	22-3263609 (I.R.S. Employer Identification No.)

477 Martinsville Road

P.O. Box 830

Liberty Corner, New Jersey 07938-0830

(908) 604-3000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Stephen L. Limauro

477 Martinsville Road

P.O. Box 830

Liberty Corner, New Jersey 07938-0830

(908) 604-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

EVEREST RE CAPITAL TRUST II

EVEREST RE CAPITAL TRUST III

(Exact name of registrants as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	83-6054671 83-6054672 (I.R.S. Employer Identification No.)

c/o Everest Reinsurance Holdings, Inc.

477 Martinsville Road

P.O. Box 830

Liberty Corner, New Jersey 07938-0830

(908) 604-3000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Stephen L. Limauro

477 Martinsville Road

P.O. Box 830

Liberty Corner, New Jersey 07938-0830

(908) 604-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)]

Copies to:

Lawrence R. Hamilton, Esq. Mayer, Brown , Rowe & Maw LLP 71 South Wacker Drive Chicago, Illinois 60606-4637 (312) 782-0600	Joseph A. Gervasi Everest Reinsurance Holdings, Inc. 477 Martinsville Road P.O. Box 830 Liberty Corner, New Jersey 07938-0830 (908) 604-3000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒ 333-106595

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (1)(2)	Proposed maximum aggregate offering price (2)(3)	Amount of registration fee
Everest Re Group, Ltd. Common Shares (4)
Everest Re Group, Ltd. Preferred Shares (5)
Everest Re Group, Ltd. Debt Securities
Everest Reinsurance Holdings, Inc. Debt Securities
Everest Re Group, Ltd. Warrants
Share Purchase Contracts
Share Purchase Units (6)
Everest Re Capital Trust II Preferred Securities
Everest Re Capital Trust III Preferred Securities
Guarantee of Everest Reinsurance Holdings, Inc. Debt Securities (7)
Guarantees of Preferred Securities of Everest Re Capital Trust II and Everest Re Capital Trust III (7)
Total	$76,000,000	$76,000,000	$8,945.20

(1)	These offered securities may be sold separately, together or as units with other offered securities and include an indeterminate number or amount of common shares, preferred shares, debt securities, warrants, share purchase contracts and share purchase units of Everest Re Group, Ltd., debt securities of Everest Reinsurance Holdings, Inc. and preferred securities of Everest Re Capital Trust II and Everest Re Capital Trust III as may from time to time be issued at indeterminate prices in U.S. Dollars.
(2)	Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and SEC Release 2005-142, dated October 4, 2005, the amount of securities being registered hereunder represents no more than 20% of the securities initially registered pursuant to Registration Statement No. 333-106595. A total of $975,000,000 of securities were registered under Registration Statement No. 333-106595. In no event will the aggregate maximum offering price of all securities issued by the registrants pursuant to this Registration Statement and Registration Statement No. 333-106595 exceed $1,051,000,000, or if any debt securities are issued with original issue discount, such greater amount as shall result in an aggregate maximum offering price not to exceed $1,051,000,000.
(3)	Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act of 1933. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed. The table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. Unless otherwise indicated in an amendment to this filing, no separate consideration will be received for common shares, preferred shares or debt securities that are issued by Everest Re Group, Ltd. or Everest Reinsurance Holdings, Inc. upon conversion, exchange or exercise of securities registered under this registration statement.
(4)	Also includes such presently indeterminate number of common shares as may be issued by Everest Re Group, Ltd. (a) upon conversion of or exchange for any debt securities or preferred shares that provide for conversion or exchange into common shares, (b) upon exercise of warrants to purchase common shares or (c) pursuant to share purchase contracts.
(5)	Also includes such presently indeterminate number of preferred shares as may be issued by Everest Re Group, Ltd. (a) upon conversion of or exchange for any debt securities that provide for conversion or exchange into preferred shares, (b) upon exercise of warrants to purchase preferred shares or (c) pursuant to share purchase contracts.
(6)	Each share purchase unit consists of (a) a share purchase contract under which the holder, upon settlement, will purchase or sell an indeterminate number of common shares or preferred shares and (b) common shares, preferred shares, debt securities, trust preferred securities, other share purchase contracts or debt obligations of third parties securing the holder’s obligation to purchase or sell the securities subject to the share purchase contract. No separate consideration will be received for the share purchase contract or the related pledged securities.
(7)	The guarantees include the rights of holders of the preferred securities under the guarantees of Everest Re Group, Ltd. and Everest Reinsurance Holdings, Inc., the debt securities guarantee of Everest Re Group, Ltd., the obligations of Everest Reinsurance Holdings, Inc. under a junior subordinated indenture, any supplemental indentures thereto, under the trust agreement, as amended, and under the expense agreement to be responsible for specified costs, expenses, debt and liabilities of Everest Re Capital Trust II and Everest Re Capital Trust III, all as described in this Registration Statement. No separate consideration will be received for any of these guarantees.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV of Form S-3 promulgated thereunder. The contents of the Registration Statement on Form S-3 (File No. 333-106595), including the exhibits thereto, which was initially filed by Everest Re Group, Ltd., Everest Reinsurance Holdings, Inc., Everest Re Capital Trust II and Everest Re Capital Trust III with the Securities and Exchange Commission (the “Commission”) on June 27, 2003, which was subsequently amended on September 10, 2003, November 20, 2003 and December 17, 2003, and which was declared effective by the Commission on December 22, 2003, are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Everest Re Group, Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 6th day of October 2005.

EVEREST RE GROUP, LTD.

By:	/S/ STEPHEN L. LIMAURO
Stephen L. Limauro Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on the 6th day of October, 2005.

Signature	Title

*	Chairman and Chief Executive Officer and Director (Principal Executive Officer and Authorized U.S. Representative)
Joseph V. Taranto

/S/ STEPHEN L. LIMAURO	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Stephen L. Limauro

*	Comptroller (Principal Accounting Officer)
Keith T. Shoemaker

*	Director
Martin Abrahams

*	Director
Kenneth J. Duffy

*	Director
John R. Dunne

*	President and Chief Operating Officer and Director
Thomas J. Gallagher

*	Director
William F. Galtney, Jr.

*	Director
John A. Weber

* By:	/S/ STEPHEN L. LIMAURO
Stephen L. Limauro, as Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Everest Reinsurance Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Liberty Corner, and State of New Jersey, on the 6th day of October, 2005.

EVEREST REINSURANCE HOLDINGS, INC.

By:	/S/ STEPHEN L. LIMAURO
Stephen L. Limauro Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on the 6th day of October, 2005.

Signature	Title

*	Chairman and Chief Executive Officer and Director (Principal Executive Officer and Authorized U.S. Representative)
Joseph V. Taranto

/S/ STEPHEN L. LIMAURO	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Stephen L. Limauro

*	Comptroller (Principal Accounting Officer)
Keith T. Shoemaker

*	President and Chief Operating Officer and Director
Thomas J. Gallagher

* By:	/S/ STEPHEN L. LIMAURO
Stephen L. Limauro, as Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Everest Re Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Liberty Corner, and State of New Jersey, on the 6th day of October, 2005.

EVEREST RE CAPITAL TRUST II

By:	Everest Reinsurance Holdings, Inc., as Depositor

By:	/S/ STEPHEN L. LIMAURO
Stephen L. Limauro Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, Everest Re Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Liberty Corner, and State of New Jersey, on the 6th day of October, 2005.

EVEREST RE CAPITAL TRUST III

By:	Everest Reinsurance Holdings, Inc., as Depositor

By:	/S/ STEPHEN L. LIMAURO
Stephen L. Limauro Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

5.1	Opinion of Mayer, Brown, Rowe & Maw LLP, counsel for Everest Reinsurance Holdings, Inc., as to the validity of the debt securities and preferred securities guarantees of Everest Reinsurance Holdings, Inc. and the debt securities, warrants, share purchase contracts, share purchase units, debt securities guarantees and preferred securities guarantees of Everest Re Group, Ltd.

5.2	Opinion of Conyers Dill & Pearman, special Bermuda counsel for Everest Re Group, Ltd., as to the validity of the common shares, preferred shares, debt securities, warrants, share purchase contracts, share purchase units, debt securities guarantees and preferred securities guarantee of Everest Re Group, Ltd.

5.3	Opinion of Richards, Layton & Finger, P.A., special Delaware counsel for Everest Reinsurance Holdings, Inc., Everest Re Capital Trust II and Everest Re Capital Trust III as to the validity of the preferred securities of Everest Re Capital Trust II and Everest Re Capital Trust III.

23.1	Consent of PricewaterhouseCoopers LLP for Everest Re Group, Ltd.

23.2	Consent of PricewaterhouseCoopers LLP for Everest Reinsurance Holdings, Inc.

23.3	Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 5.1).

23.4	Consent of Conyers Dill & Pearman (included in Exhibit 5.2).

23.5	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.3).